SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 30, 2008

CAPITAL ONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13300	54-1719854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1680 Capital One Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a provision of the Code of Ethics

On September 30, 2008, the Chief Human Resources Officer of Capital One Financial Corporation (the “Company”) approved certain amendments to the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of its directors, officers and employees.

The Code was amended to define or further describe: the duties, obligations, and responsibilities of all individuals subject to the Code with respect to the use of Company information, records and equipment; the Company’s practices with respect to the monitoring of electronic communications; the requirements of and penalties under the Foreign Corrupt Practices Act; and the application of Equal Employment and Affirmative Action principles, among other things.

The full text of the amended Code will be made available free of charge through the corporate governance page of the Company’s website at www.capitalone.com/about/. We also intend to disclose any amendments to or waivers of the Code on our website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Date: October 3, 2008
/s/ John G. Finneran, Jr.
	Name:	John G. Finneran, Jr.
	Title:	General Counsel and Corporate Secretary

3